SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2003

ASTEC INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-14714	62-0873631
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Jerome Avenue

Chattanooga, Tennessee 37407

(Address of Principal Executive Offices and Zip Code)

(423) 867-4210

(Registrant's telephone number, including area code)

Item 9. Regulation FD Disclosure.

On April 1, 2003 during the Astec Industries, Inc. (the "Company") investor conference call, the Company's Chief Executive Officer erroneously stated that the Company's Atlanta airport project had generated revenues between $7 million and $8 million during the fourth quarter of 2002. The actual revenue generated by the Atlanta airport project during the fourth quarter of 2002 was $3.7 million.

During the Company's investor conference call of April 1, 2003 the Company's Chief Financial Officer erroneously stated that the Company's ConExpo trade show expenses for 2002 were $706,000. In fact, the Company's ConExpo trade show expenses for 2002 were $963,000. He also stated that Selling, General and Administrative expenses excluding excess bank fees and ConExpo expenses, was 14.7% of Net Sales. The Company's Selling, General and Administrative expenses, after excluding excess bank fees and the corrected total of ConExpo expenses, was actually 16.1% of Net Sales.

The information in this Item 9 of this Current Report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. The Registrant undertakes no duty to update the information in this report.

Item 12. Disclosure of Results of Operations and Financial Condition.

Earnings Release. On April 1, 2003, the Company issued a press release setting forth the Company's fourth quarter and fiscal 2002 financial results. A copy of the Company's press release is attached as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.

Conference Call Presentation. On April 1, 2003, the Company held an investor conference call and online web simulcast to discuss fourth quarter and fiscal 2002 financial results as well as its near term general outlook for 2003. A transcript of the investor conference call is attached as Exhibit 99.2 to this Current Report and is hereby incorporated by reference.

The information in this item 12 of this Current Report (including Exhibit 99.1 and Exhibit 99.2) is furnished pursuant to Item 12 of Form 8-K and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTEC INDUSTRIES, INC.

Date: April 3, 2003 By: /s/ J. Don Brock

J. Don Brock, Chairman of the Board

and President (Principal Executive Officer)

Index to Exhibits
Exhibit Number	Exhibit Description
99.1	Press Release, dated April 1, 2003.
99.2	Text of investor conference call held on April 1, 2003.